Attachment 77.K – Change in Registrant’s certifying accountant

      On September 11, 2017, Hennessy Funds Trust, by action of the Audit Committee of the Board and on behalf of the Hennessy Cornerstone Growth Fund, the Hennessy Cornerstone Mid Cap 30 Fund, the Hennessy
Cornerstone Large Growth Fund, the Hennessy Cornerstone Value Fund, the Hennessy Total Return Fund, the
Hennessy Balanced Fund, the Hennessy Japan Fund, and the Hennessy Japan Small Cap Fund (collectively, the
“Applicable Funds”), dismissed KPMG LLP (“KPMG”) and engaged Tait, Weller & Baker LLP (“Tait Weller”) to serve as the independent registered public accounting firm to audit the financial statements of all series of
Hennessy Funds Trust for fiscal year 2017.  Tait Weller previously served as the independent registered public accounting firm for the series of Hennessy Funds Trust that are not one of the Applicable Funds.

 KPMG’s reports on the financial statements for the Applicable Funds for each of fiscal years 2015 and
2016 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  During fiscal years 2015 and 2016 and the interim period of November 1,
2016, through September 11, 2017 (the “Interim Period”), there were no (i) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Applicable Funds’ financial statements for such years, nor (ii) “reportable events” of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities
Exchange Act of 1934, as amended.

 During fiscal years 2015 and 2016 and the Interim Period, neither the Applicable Funds nor anyone on behalf of the Applicable Funds has consulted Tait Weller on items that concerned (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on an Applicable Fund’s financial statements, or (b) the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and related instructions) or reportable events (as described in paragraph (a)(1)(v) of Item 304 of Regulation S K).  The selection of Tait Weller does not reflect any disagreements or dissatisfaction by the Applicable Funds, the Board, or the Audit Committee with the performance of KPMG.